CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form   S-8 (No. 333-87255), Registration Statement on Form S-8 (No. 333-110750) and Registration Statement on Form S-8 (No. 333-114945) of Zones, Inc. (formerly Multiple Zones International, Inc.) of our report dated February 28, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Seattle, Washington

February 28, 2005